JOINT FILING AGREEMENT AND POWER OF ATTORNEY

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to: (a) the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the units representing limited partner interests in AmeriGas Partners, L.P. beneficially owned by each of them, as applicable, (b) the appointment of Sonia Aube, William J. Healy and/or Peggy Harrison, all of whom may act individually, as Attorney-in-Fact to execute such Statement, any amendment thereto and/or Section 16 filing related thereto in the name and on behalf of the undersigned, and (c) the inclusion of this Joint Filing Agreement and Power of Attorney as an exhibit thereto.

Date: January 23, 2012

HERITAGE ETC, L.P.

By:	Heritage ETC GP, L.L.C.,
its general partner

By:	/s/ Martin Salinas, Jr.
Name: Martin Salinas, Jr.
Title: Chief Financial Officer

HERITAGE ETC GP, L.L.C.

By:	/s/ Martin Salinas, Jr.
Name: Martin Salinas, Jr.
Title: Chief Financial Officer

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P., its general partner

By:	Energy Transfer Partners, L.L.C., its general partner

By:	/s/ Martin Salinas, Jr.
Name: Martin Salinas, Jr.
Title: Chief Financial Officer

ENERGY TRANSFER PARTNERS GP, L.P.

By:	Energy Transfer Partners, L.L.C., its general partner

By:	/s/ Martin Salinas, Jr.
Name: Martin Salinas, Jr.
Title: Chief Financial Officer

ENERGY TRANSFER PARTNERS, L.L.C.

By:	/s/ Martin Salinas, Jr.
Name: Martin Salinas, Jr.
Title: Chief Financial Officer

ENERGY TRANSFER EQUITY, L.P.

By:	LE GP, LLC its general partner

By:	/s/ John W. McReynolds
Name: John W. McReynolds
Title: President and Chief Financial Officer

LE GP, LLC

By:	/s/ John W. McReynolds
Name: John W. McReynolds
Title: President and Chief Financial Officer

KELCY L. WARREN

By:	/s/ Kelcy L. Warren